UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of MicroVision, Inc. (the “Company”) was held on June 7, 2012, pursuant to notice duly given. The stockholders voted on three proposals, which are described in detail in the Company’s definitive proxy statement dated April 26, 2012.

The results are as follows:

Proposal 1.	All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Richard A. Cowell	2,589,991	370,461	10,218,210
Slade Gorton	2,550,865	409,587	10,218,210
Jeanette Horan	2,591,606	368,846	10,218,210
Perry Mulligan	2,612,659	347,793	10,218,210
Alexander Tokman	2,523,614	436,838	10,218,210
Brian Turner	2,587,535	372,917	10,218,210

Proposal 2.	The stockholders approved the proposed amendment to the 2006 MicroVision, Inc. Incentive Plan by the votes set forth in the table below:

For:	2,175,799
Against:	709,972
Abstain:	74,681
Broker Non-Votes:	10,218,210

Proposal 3.	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, by the votes set forth in the table below:

For:	12,200,752
Against:	787,529
Abstain:	190,381

The proposal to ratify the appointment of PricewaterhouseCoopers LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Dated: June 11, 2012